EXHIBIT NO. 10.14

                                  NON-RECOURSE
                                CARVEOUT GUARANTY


      THIS NON-RECOURSE CARVEOUT GUARANTY (the "Guaranty") dated as of the 19th day of March, 2003, is made by PRIME GROUP REALTY, L.P., a Delaware limited partnership ("Guarantor"), having an address for notice hereunder of c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, in favor of LNR EASTERN LENDING, LLC, a Georgia limited liability company (the "Lender"), having an address for notice hereunder c/o LNR Property Corporation, 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, and executed and delivered in connection with that certain Mezzanine Loan Agreement of even date herewith, among the Lender and Prime/Beitler Development Company, L.L.C, a Delaware limited liability company (the "Borrower"), as amended by that Omnibus First Modification to Mezzanine Loan Documents, that Omnibus Second Modification to Mezzanine Loan Documents and that Omnibus Third Modification to Mezzanine Loan Documents, all of even date herewith (as the same may be extended, renewed, supplemented or further modified from time to time, the "Loan Agreement");

      WHEREAS, subject to the terms and conditions of the Loan Agreement, the Lender has agreed to make a loan to the Borrower in the maximum aggregate principal amount of SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00) (the "Loan");

      WHEREAS, the Loan is secured by, among other things, that certain Pledge Agreement of even date herewith (as the same may be extended, renewed, supplemented or modified from time to time, the "Pledge Agreement") from the Guarantor and the Borrower; and

      WHEREAS, a condition to the funding of the Loan is the giving of a guaranty in the form hereof by the Guarantor; and

      WHEREAS, the Guarantor will benefit from the use of the proceeds of the Loan by the Borrower for the purposes set forth in the Loan Documents (as defined in the Loan Agreement).

      NOW, THEREFORE, as an inducement for the Lender to make the Loan to the Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor does hereby become surety to the Lender, and otherwise unconditionally, absolutely and irrevocably guarantees to the Lender and its successors and assigns, the due payment, fulfillment and performance of the Guaranteed Obligations, as that term is herein defined, as and when due. The Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as primary obligor, this Guaranty being upon the following terms and conditions:

1. Definitions. The capitalized terms used herein and defined in the Loan Agreement shall have the same meanings as provided therefor in the Loan Agreement, unless the context hereof otherwise requires.

      The term "Guaranteed Obligations" means any one or more of the following:

(a) Any actual damages (which may include, without limitation, loss of principal or interest and reasonable attorneys' fees and collection costs) incurred or to be incurred by the Lender and arising directly out of any of the following circumstances: (i) any fraud or material misrepresentation committed by any Borrower Party or any of its Affiliates; (ii) any physical waste by the Property Owner, the Borrower or the Property Manager of any portion of the Mortgaged Property; (iii) any misappropriation or misapplication of Rents, revenues, security deposits, Insurance Proceeds or Condemnation Proceeds relating to the Mortgaged Property in violation of the Loan Documents; (iv) any distributions or other payments made by the Borrower after the occurrence and during the continuance of an Event of Default (other than intentional and material breaches of Section 6.1(n) of the Loan Agreement, which are governed by Section 1(b) below, without duplication of amounts payable under such Section 1(b)); (v) any matters covered by the Environmental Indemnity (subject to the terms and conditions thereof); (vi) any violation of the covenants set forth in Section 6.1(w) of the Loan Agreement (subject to the cure periods set forth in such section); (vii) any intentional and material breach of the covenants set forth in Section 6.1(b) of the Loan Agreement (with respect to mechanics' or materialmens' Liens only); or

(b) The entire principal amount of the Loan, together with all interest thereon and all other amounts payable under the Loan Documents (including, without limitation, the IRR Amount, the Make-Whole Amount, the Exit Fee and the Breakage Fee) upon the occurrence of an Event of Default with respect to any of the following: (i) any intentional and material breach of any of the covenants set forth in Sections 6.1(b)(other than with respect to mechanics' or materialmen's Liens),
      (ii) Section 6.1(g), Section 6.1(h) or Section 6.1(n) of the Loan Agreement; or (iii) the filing of any (x) voluntary petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, by the Borrower, the Property Owner or the Guarantor or (y) involuntary petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, against the Borrower, the Property Owner or the Guarantor in which any of the Borrower, the Property Owner or the Guarantor colludes, cooperates or acquiesces.

2. Continuing Guaranty. This is an irrevocable, absolute, continuing guaranty of payment and not a guaranty of collection. This Guaranty may not be revoked by the Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by the Guarantor. It is the intent of the Guarantor and the Lender that the obligations and liabilities of the Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally satisfied or there is no continuing liability of the Borrower under the Loan Documents, such obligations and liabilities shall not be discharged or released in whole or in part, by any act or occurrence which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor.

3.    Waiver.   The  Guarantor  hereby  assents  to  all  terms  and  agreements heretofore or hereafter made by the Borrower with the Lender, and, except as such waiver may be expressly prohibited by law, waives notice of:

(a) Any loans or Advance made by the Lender to the Borrower under the Loan Agreement;

(b) The present existence or future incurring of any indebtedness pursuant to the Loan Agreement or any future modifications thereof or any terms or amounts thereof or any Guaranteed Obligations or any terms or amounts thereof;

(c) The obtaining or release of any guaranty or surety agreement (in addition to this Guaranty), pledge, assignment, or other security for any of the Loan or any Guaranteed Obligations; and

(d) Notice of protest, default, notice of intent to accelerate and notice of acceleration in relation to any instrument relating to the Loan or any Guaranteed Obligations.

4. Events and Circumstances Not Reducing or Discharging the Guarantor's Obligations. To the extent permitted by applicable law, the Guarantor hereby consents and agrees to each of the following, and agrees that the Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights which the Guarantor might have otherwise as a result of or in connection with any of the following:

(a)   Any  and  all   extensions,   modifications,   adjustments,   indulgences,
      forbearances or compromises that might be granted or given by the Lender to the Borrower or the Guarantor;

(b) The insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other party at any time liable for the payment of all or part of the Loan or any Guaranteed Obligations; or any dissolution, consolidation or merger of the Borrower or the Guarantor (to the extent not an individual), or any sale, lease or transfer of any or all of the assets of the Borrower or the Guarantor, or any changes in the ownership, members or partners of the Borrower or the Guarantor (to the extent not an individual);

(c) The invalidity, illegality or unenforceability of all or any part of the Loan or any Guaranteed Obligations, or any document or agreement executed in connection with the Loan or any Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that the Loan, or any part thereof exceeds the amount permitted by law, the act of creating the Loan or any Guaranteed Obligations or any part thereof is ultra vires, the representatives executing the Note or other Loan Documents or otherwise creating the Loan or any Guaranteed Obligations acted in excess of their authority, the Loan violates applicable usury laws, the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Loan or any Guaranteed Obligations wholly or partially uncollectible from the Borrower, the creation, performance or repayment of the Loan or any Guaranteed
      Obligations is illegal, uncollectible, legally impossible or unenforceable, or any of the other Loan Documents pertaining to the Loan or any Guaranteed Obligations are irregular or not genuine or authentic;

(d) The taking or accepting of any other security, collateral or guaranty, or other assurance of the payment, for all or any of the Loan or any Guaranteed Obligations;

(e) Any release, surrender, exchange, subordination, deterioration, waste (ordinary wear and tear excepted), loss or impairment by the Lender (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Loan or Guaranteed Obligations;

(f) The failure of the Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security (excluding, however, any gross negligence or willful misconduct by the Lender);

(g) The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Loan or Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable, or subordinate to any other security interest or lien (other than the security interest or lien created by the Senior Loan Documents), it being recognized and agreed by the Guarantor that the Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Loan or Guaranteed Obligations;

(h) Any payment by the Borrower to the Lender is held to constitute a preference under bankruptcy laws, or for any reason the Lender is required to refund such payment or pay such amounts to the Borrower or someone else; or

(i) Any other action taken or omitted to be taken with respect to the Loan Agreement, the Loan Documents, the Loan or Guaranteed Obligations, the security and collateral therefor, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations.

      It is the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of all Guaranteed Obligations.

5. Payment by the Guarantor. If the Guaranteed Obligations, or any part thereof, are not punctually paid or performed, as the case may be, the Guarantor shall, immediately on written demand and without protest or notice of protest, pay the amount due thereon to the Lender, at its address set forth in Section 20 hereof or as otherwise designated by the Lender. Such demand(s) may be made at any time coincident with or after the time for payment or performance of all or part of the Guaranteed Obligations. Such demand shall be deemed made and given in accordance with
      Section 20 hereof. Except as may be required by applicable law, it shall not be necessary for the Lender, in order to enforce such payment or performance by the Guarantor, first to institute suit or exhaust its remedies against the Borrower or others liable to pay or perform such Guaranteed Obligations, or to enforce their rights against any security which shall ever have been given to secure the Guaranteed Obligations. Except to the extent required by applicable law, the Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Loan or Guaranteed Obligations. No set-off, counterclaim (other than compulsory counterclaims), reduction, or diminution of any obligations, or any defense of any kind or nature which the Guarantor has or may hereafter have against the Borrower or the Lender shall be available hereunder to the Guarantor.

6. Indebtedness or Other Obligations of the Guarantor. If the Guarantor is or becomes liable for any indebtedness owed by the Borrower to the Lender by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected by this Guaranty, and the rights of the Lender hereunder shall be cumulative of any and all other rights that the Lender may ever have against the Guarantor. The exercise by the Lender of any right or remedy hereunder or under any other instrument or at law or in equity shall not (except as required by applicable law) preclude the concurrent or subsequent exercise of any other instrument or remedy at law or in equity and shall not (except as required by applicable law) preclude the concurrent or subsequent exercise of any other right or remedy. Further, without in any way diminishing or limiting the generality of the foregoing, it is specifically understood and agreed that this Guaranty is given by the Guarantor as an additional guaranty to any and all guarantees hereafter executed and delivered to the Lender by the Guarantor in favor of the Lender relating to the indebtedness and obligations of the Borrower to the Lender, and nothing herein shall ever be deemed to replace or be in lieu of any other of such previous or subsequent guarantees.

7. Application of Payments. If, at any time, there is any indebtedness or obligations (or any portion thereof) of the Borrower to the Lender which is not guaranteed by the Guarantor, the Lender, without in any manner impairing its rights hereunder, may, at its option, apply all amounts realized by the Lender from collateral or security held by the Lender first to the payment of such unguaranteed indebtedness or obligations, with the remaining amounts, if any, to then be applied to the payment of the Guaranteed Obligations.

8.    Payments  Deemed  Made  by  Borrower.   Each  payment  of  the  Guaranteed
      Obligations (when a payment is required as opposed to the performance of some other action) shall be deemed to have been made by the Borrower.

9. Suits, Releases of Settlements with Others. The Guarantor agrees that the Lender, in its sole discretion, may bring suit against any other guarantor without impairing the rights of the Lender or its successors and assigns against Guarantor or any other guarantor of the Guaranteed Obligations; and the Lender may settle or compromise with such other guarantor for such sum or sums as it may see fit and release such other guarantor from all further liability to the Lender, all without impairing their rights against the Guarantor.

10. Warranties and Representations. The Guarantor warrants and represents, as of the date hereof as follows:

(a) Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the making of the Loan by the Lender;

(b) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Loan and Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty;

(c) Neither the Lender nor any agent, representative or employee of the Lender has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty;

(d) As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed his or its obligations, liabilities and debts, and has and will have property and assets sufficient to satisfy and repay his or its obligations and liabilities;

(e) Neither the execution and delivery of this Guaranty nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will to Guarantor's actual
      Knowledge (following due inquiry and investigation) contravene any provision of applicable law, statute, rule or regulation or any judgment, decree, franchise, order or permit applicable to Guarantor or will conflict or be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property may be bound;

(f) There are no outstanding or unpaid judgments against Guarantor and no actions, suits or proceedings are pending which have not been previously disclosed in writing to the Lender, or, to the best of Guarantor's Knowledge, threatened against or affecting Guarantor before any court or before any governmental or administrative body or agency which is reasonably likely to result in any materially adverse change in the operations, business, property or assets or in the condition (financial or otherwise) of Guarantor; and

(g) The audited financial statements of Guarantor's managing general partner including any related financial data and schedules, delivered to the Lender, are all true and correct in all material respects and present fairly (i) the financial position of Guarantor's managing general partner as of the date of said financial statements and (ii) the assets of Guarantor's managing general partner. Guarantor has no material liabilities (contingent or otherwise) which are not disclosed by or reserved against in the financial statement referred to above or in the notes thereto. Further, Guarantor is not aware of any material modifications which should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. There have been no materially adverse changes in the properties or assets of, or in the financial condition of, Guarantor as set forth in said balance sheets.

11. Covenants. The Guarantor covenants and agrees that, so long as the Loan Agreement is in effect and until all indebtedness of the Borrower under the Loan Agreement and under the Note is paid in full and so long as this Guaranty is in effect and until all obligations of the Guarantor hereunder are fulfilled and paid in full, unless compliance shall have been waived in writing by the Lender, the Guarantor will:

(a) Promptly give written notice to the Lender of (i) any action, proceeding or claim of which the Guarantor may have notice, which may be commenced or asserted against the Guarantor or relate to this Guaranty, to the extent not previously disclosed to the Lender and (ii) any dispute which may exist between the Guarantor and any governmental regulatory body, which in either case is reasonably likely to materially and adversely affect the properties and assets of the Guarantor.

(b) Duly pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon or against the Guarantor or any of the Guarantor's property or assets, or upon any property leased by the Guarantor, prior to the date on which such failure which is reasonably likely to result in a forfeiture of assets of the Guarantor, and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which might or could, if unpaid, become a lien or charge upon the property or assets of the Guarantor, unless and to the extent only, with respect to any matter described in clause (i) or (ii), that the validity thereof is being contested in good faith and by appropriate proceedings.

(c) Promptly deliver to the Lender quarterly and annual financial statements of the Guarantor and such further information regarding the business and affairs and financial position of the Guarantor as the Lender may reasonably request.

12. Subordination. If, for any reason the Borrower is now or hereafter becomes indebted to the Guarantor (such indebtedness and all interest thereon being referred to as the "Affiliated Debt"), in accordance with the terms and provisions of the Loan Agreement, such Affiliated Debt shall, at all times, be subordinate in all respects to the full payment and performance of the Loan, and the Guarantor shall not be entitled to enforce or receive payment thereof until all of the Loan has been fully paid. The Guarantor agrees that any liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon the Borrower's assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any liens, security interests, judgment liens, charges or other encumbrances upon the Borrower's assets securing the payment of the Loan and Guaranteed Obligations, and without the prior written consent of the Lender, the Guarantor shall not exercise or enforce any creditor's rights of any nature against the Borrower to collect the Affiliated Debt (other than demand payment therefor). In the event of the receivership, bankruptcy, reorganization, arrangement, debtor's relief or other insolvency proceedings involving the Borrower as a debtor, the Lender shall have the right and authority, either in its own name or as attorney-in-fact for the Guarantor, to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove its rights hereunder.

13. Subrogation. Notwithstanding anything else to the contrary contained herein, the Guarantor does not hereby waive or release (expressly or impliedly) any rights of subrogation, reimbursement or contribution which it may have, after full and final payment of the Loan, and satisfaction of the Guaranteed Obligations, against others liable on the Guaranteed Obligations. The Guarantor's rights of subrogation and reimbursement are, however, subordinate in all respects to the rights and claims of the Lender, and the Guarantor may not exercise any rights it may acquire by way of subrogation under this Guaranty, by payment made hereunder or otherwise, until all of the Loan has been fully and finally paid. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Loan shall not have been paid in full, such amount shall be held in trust for the benefit of the Lender to be credited and applied on the Loan, whether matured or unmatured. If (i) the Guarantor shall make payment to the Lender of all or any part of the Loan or the Guaranteed Obligations, and (ii) all of the Loan shall be paid in full and Guaranteed Obligations fully satisfied, the Lender will, at the request and expense of the Guarantor, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Loan or Guaranteed Obligations resulting from the payment thereof by the Guarantor and any security therefor.

14. Benefit. This Guaranty is for the benefit of the Lender and its successors and assigns, and in the event of an assignment by Lender or its successors and assigns, of the Loan, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.

15. No Release if Preference, Refund, Etc. In the event any payment by the Borrower to the Lender is held to constitute a preference under any applicable bankruptcy laws, or if for any reason the Lender is required to refund part or all of any payment or pay the amount thereof to any other party, such repayment by the Lender to the Borrower shall not constitute a release of the Guarantor from any liability hereunder, and the Guarantor agrees to pay such amount to the Lender upon demand to the extent such amount constitutes a Guaranteed Obligation.

16. Right of Set-Off. In addition to any other rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the Guarantor's failure to pay the Guaranteed Obligations, after demand by the Lender, the Lender is hereby authorized at any time and from time to time, without notice to the Guarantor or to any other person, to set off and to appropriate and to apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of the Guarantor against or on account of the Guaranteed Obligations.

17. Notice of Default. Notwithstanding anything to the contrary herein stated, the Lender agrees to endeavor to notify the Guarantor of the occurrence of any Event of Default by the Borrower at the same time Lender sends notice to the Borrower; provided, however, the failure to do so shall not reduce or otherwise modify Guarantor's obligations and liabilities hereunder.

18. GOVERNING LAW. EXCEPT AS OTHERWISE PROVIDED IN SECTION 11.2 OF THE LOAN AGREEMENT, THIS GUARANTY AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA.

19. Costs and Expenses. If the Guarantor should breach or fail to perform any provision of this Guaranty, the Guarantor agrees to pay to the Lender all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys' fees) incurred by the Lender in connection with the enforcement hereof.

20. Notices. Any notice required to be given hereunder shall be in writing and shall be given by either express air courier service or United States mail, certified or registered mail, return receipt requested, postage prepaid, addressed to the parties at the addresses set forth below, or at such other address as may be specified in writing by either party hereto to the other party hereto:

            Lender:

            LNR Eastern Lending, LLC
            c/o LNR Property Corporation
            1601 Washington Avenue, Suite 800
            Miami Beach, Florida  33139
            Telecopier:  (305) 695-5539

            with a copy to:

            Bilzin Sumberg Baena Price & Axelrod LLP
            200 South Biscayne Blvd, Suite 2500
            Miami, Florida  33131
            Attention:  Carey A. Stiss
            Telecopier:  (305) 351-2260

      Guarantor:

            Prime Group Realty, L.P.
            c/o Prime Group Realty Trust
            77 West Wacker Drive, Suite 3900
            Chicago, Illinois 60601
            Attention:  Louis G. Conforti
            Telecopier:  (312) 917-0460

            with a copy to:

            Prime Group Realty, L.P.
            c/o Prime Group Realty Trust
            77 West Wacker Drive, Suite 3900
            Chicago, Illinois 60601
            Attention:  General Counsel
            Telecopier:  (312) 917-1684

      A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, two (2) Business Days after deposit in the mail; in the case of expedited overnight prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile transmission, at the time of the confirmed receipt thereof.

21. Survival. Any guarantee of the Guaranteed Obligations related to and/or connected with any environmental condition of the Property shall survive the maturity and/or the payment in full of the Note, but only for so long as the Environmental Indemnity survives.

22. Consent to Jurisdiction. Guarantor hereby irrevocably submits to the jurisdiction of any State or Federal court sitting in Miami-Dade County, Florida, over any action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby irrevocably waives, to the fullest extent Guarantor may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

23. WAIVER OF JURY TRIAL. GUARANTOR AND THE LENDER MUTUALLY, EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY FOR ANY PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY IN THE INTEREST OF AVOIDING DELAY AND EXPENSES ASSOCIATED WITH JURY TRIALS.

24. Recourse. The Lender acknowledges and agrees that Prime Group Realty Trust has no liability (direct, indirect or otherwise) under or pursuant to this Guaranty and that, accordingly, the exculpation granted to Borrower or any member of Borrower from personal liability for payment of the Loan under the exculpation provisions contained in any of the other Loan Documents shall hereby be made applicable to PGRT.

                 (Balance of page intentionally left blank.)

      IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Agreement.



                                   GUARANTOR:


                                    PRIME GROUP REALTY, L.P.,
                                    a Delaware limited partnership


                                    By:  Prime Group Realty Trust,
                                         a Maryland real estate investment
                                         trust, its Managing General Partner



                                         By:/s/ Louis G. Conforti
                                         ------------------------
                                         Name:Louis G. Conforti
                                         Title:Co-President